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                                                                    EXHIBIT 23.1

[LETTERHEAD OF KARLINS, ARNOLD
 & CORBITT LOGO]

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the application of our report which includes an explanatory paragraph concerning the Company's ability to continue as a going concern, dated March 14, 2000, included in the Annual Report on Form 10-K for the year ended December 31, 1999.

/s/ KARLINS ARNOLD & CORBITT, P.C.
-----------------------------------
KARLINS ARNOLD & CORBITT, P.C.

Houston, Texas
March 14, 2000